Exhibit 10.8

Accord relating to License and

Collaboration Agreement

This accord (“Accord”) effective November 5, 2019 (“Accord Effective Date”) is made in connection with the License and Collaboration Agreement effective October 5, 2018 by and between F. Hoffmann-La Roche Ltd (“Roche Basel”) and Hoffmann-La Roche Inc. (“"Roche US”; Roche Basel and Roche US together referred to as “Roche”), on the one hand, and SQZ Biotechnologies Company (“SQZ”), on the other hand (the “Agreement”). All capitalized terms shall have the meaning ascribed herein or in the Agreement.

WHEREAS, the Phase 1 study Escalation part budget (to reach Clinical PoC) was agreed by the Parties and memorialized in Appendix 1.20 of the Agreement as part of the Collaboration Plan for HPV/PBMC (i.e. the initial Collaboration Product); and

WHEREAS, SQZ proposed a revised study budget for years 2019-2021 [***]; and

WHEREAS, [***]; and

WHEREAS, Roche and SQZ seek to resolve these proposals through this Accord.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Accord and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows with respect to the Collaboration Plan for PBMC-HPV as it relates to the Phase 1 study Escalation part (i.e. this Accord does not impact other Collaboration Plans or the research activities for TCL and improvements to antigen presenting cells in the Collaboration Plan for PBMC-HPV):

Roche Contribution to Phase 1 Study Escalation Part

Subject to 12.3.3, Roche’s contribution to the PBMC-HPV Phase 1 study Escalation part costs are capped at [***] ([***]) in total (i.e. [***] per the Agreement plus [***] per this Accord). Subject to 12.3.3, any costs above such [***] for the PBMC-HPV Phase 1 study Escalation part shall be borne solely by SQZ.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Additional Milestone Event for Phase 1 Study Escalation Part

Only with regard to the PBMC-HPV Phase 1 study Escalation part, Roche shall pay to SQZ an event payment in the amount of [***] (a) following [***], and (b) upon [***]. This additional milestone event payment shall be treated in a manner analogous to that applicable to other development milestone events under Section 12.7 of the Agreement.

Milestone Event Adjustment

Following payment of [***] under the previous paragraph, the payment amount for the next occurring initiation fee, development event payment or option exercise fee occurring under Section 12.4, 12.5, or 12.6 shall be reduced by [***]. If the payment amount for such next initiation fee, development event payment or option exercise fee is less than [***], then such payment amount shall be reduced to [***] and the subsequent initiation fee, development event payment or option exercise fee(s) shall be reduced until the total amount of reduction equals [***].

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

SQZ Biotechnologies Company

/s/ Lawrence Knopf
Name:	Lawrence Knopf
Title:	General Counsel

F. Hoffmann-La Roche Ltd

	/s/ Stefan Arnold		/s/ Dr. Christoph Sarry
Name:	Stefan Arnold	Name:	Dr. Christoph Sarry
Title:	Head Legal Pharma	Title:	Global Alliance Director

Hoffmann-La Roche Inc.
/s/ John P. Parise
Name:	John P. Parise
Title:	Authorized Signatory

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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